SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 18, 2011
Date of Report (date of earliest event reported)

EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)

(508) 357-2221
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 18, 2011, Evergreen Solar, Inc. (the “Company”) completed its previously announced sale of all or substantially all of the Company’s core wafer business, including all or substantially all of its intellectual property (the “Core Assets”).  The Core Assets were sold pursuant to the previously disclosed Asset Purchase Agreement, dated as of November 10, 2011, by and among the Company and Max Era Properties Limited, or its permitted assigns, as purchaser (the “Core Assets Purchaser”).  The aggregate consideration received by the Company for the sale of the Core Assets was $6,000,000 in cash and 7,573,964 unrestricted Ordinary Shares of China Private Equity Investment Holdings Ltd., a British Virgin Islands limited company listed on the Alternative Investment Market of London Stock Exchange, along with the payment of certain cure costs for assumed contracts and the assumption of various liabilities of the Company.  This sale was conducted pursuant to Sections 105, 363 and 365 of the United States Bankruptcy Code and were approved by the United States Bankruptcy Court for the District of Delaware on November 10, 2011.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2011, Peter W. Cowden and Edward C. Grady notified the Company of their resignations from the board of directors of the Company (the “Board of Directors”), effective as of November 21, 2011.

On November 21, 2011, the Company terminated, effective immediately, Michael El-Hillow, the Company’s Chief Executive Officer, Donald W. Reilly, the Company’s Chief Financial Officer, Richard G. Chleboski, the Company’s Chief Strategy Officer, Dr. Lawrence Felton, the Company’s Chief Technology Officer and Henry Ng, the Company’s President and General Manager, Asia Operations.

The Board of Directors has appointed Christian M. Ehrbar as Chief Executive Officer and Paul Kawa as Chief Financial Officer as the Company continues its bankruptcy proceedings.

Mr. Ehrbar, 43, has served as the Company’s Vice President, General Counsel and Secretary since December 2010. He took on the role of Secretary in October 2010 after serving as General Counsel and Assistant Secretary since August 2007. Prior to joining the Company, he practiced for ten years as a corporate and securities attorney at several leading U.S. law firms, most recently at Goodwin Procter LLP, a national firm with a strong focus on emerging technologies and corporate finance transactions. He received his JD cum laude from Boston College Law School and his BA in Political Science from Kenyon College.

Mr. Kawa, 49, has served as interim Chief Financial Officer of the Company from September 2010 to January 2011 and as the Corporate Controller of the Company since March 2007. Prior to joining the Company, Mr. Kawa served as Chief Financial Officer of American Dryer Corporation from July 2006 to March 2007. Prior to joining American Dryer, he was the Chief Financial Officer, Vacuum Products Division, of Brooks Automation Inc., a worldwide provider of automation, vacuum and instrumentation solutions to the global semiconductor and related industries, from October 2005 to July 2006. Prior to being acquired by Brooks, he served as the Interim Chief Financial Officer of Helix Technology Corporation, a major supplier of high-vacuum products principally to the semiconductor capital equipment industry, from March 2005 to October 2005 and as Corporate Controller from August 2004 to February 2005. Mr. Kawa is a certified public accountant.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
2.1
Asset Purchase Agreement (Core Assets), dated November 10, 2011, between the Company and Max Era Properties Limited (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed November 17, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Solar, Inc.

By: /s/ Christian Ehrbar
Name: Christian Ehrbar Title: President and Chief Executive Officer

Dated November 25, 2011

EXHIBIT INDEX

Exhibit Number	Description
2.1
Asset Purchase Agreement (Core Assets), dated November 10, 2011, between the Company and Max Era Properties Limited (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed November 17, 2011)